SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2008

Date of Report
(Date of Earliest Event Reported)

Magnum d’Or Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

1326 SE 17th Street, #513, Ft. Lauderdale, FL 33316

(Address of principal executive offices)

305-420-6563

 (Registrant's telephone number, including area code)

N/A

(Former name and former address, if changed since last report)

Nevada	000-31849	98-0215222
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Item 4.01 Change in Registrant's Certifying Accountant

Murrell, Hall, McIntosh & Co., PLLP, the previous independent registered public accounting firm of Magnum d’Or Resources, Inc. (the "Company") for the fiscal years ended December 31, 2007, resigned on May 27, 2008, from further audit services to the Company.

During the past two fiscal years ended September 30, 2007, the accountant's reports on the consolidated financial statements of the Company did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles, but expressed a concern regarding the ability of the Company to continue as a going concern.

For the past two fiscal years ended September 30, 2007, and any subsequent interim period through the date of resignation, there were no disagreements between the Company and Murrell, Hall, McIntosh & Co., PLLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Murrell, Hall, McIntosh & Co., PLLP would have caused Murrell, Hall, McIntosh & Co., PLLP to make reference to the subject matter of the disagreement(s) in connection with its reports as required by Item 3.04(a)(1)(iv) of Regulation S-B.

The Company is presently interviewing independent auditors to replace Murrell, Hall, McIntosh & Co., PLLP.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

N/A

Exhibits

Number	Description

16.1	Accountant's letter from Murrell, Hall, McIntosh & Co., PLLP dated July _, 2008 regarding resignation as registered pubic accounting firm.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Magnum d’Or Resources, Inc.

Date: July 14, 2008	/s/ Joseph J. Glusic
Joseph J. Glusic, Chief Executive Officer
and President